As filed with the Securities and Exchange Commission on May 7, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ULTA SALON, COSMETICS & FRAGRANCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	36-3685240
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1000 Remington Blvd., Suite 120

Bolingbrook, Illinois 60440

(630) 410-4800

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert S. Guttman

Senior Vice President, General Counsel & Secretary

Ulta Salon, Cosmetics & Fragrance, Inc.

1000 Remington Blvd., Suite 120

Bolingbrook, Illinois 60440

(630) 410-4800

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies To:

Richard S. Meller, Esq.

Latham & Watkins LLP

233 South Wacker Drive, Suite 5800

Chicago, IL 60606

(312) 876-7700

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Securities and Exchange Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer	☒	Accelerated Filer	☐

Non-Accelerated Filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)(2)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price (1)(2)(3)	Amount of Registration Fee
Common Stock, par value $0.01 per share (4)	11,201,970 shares	$88.71	$993,726,759	$113,881

(1)	This number represents 11,201,970 shares of our common stock held by the selling stockholders.
(2)	This Registration Statement shall also cover any additional shares of common stock which become issuable by reason of any stock dividend, stock split or other similar transaction effected which results in an increase in the number of the outstanding shares of common stock of the registrant.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the rules and regulations under the Securities Act. The calculations of the proposed maximum offering price per share and the proposed maximum aggregate offering price are based on the average of the high $89.91 and low $87.50 sale prices of our common stock reported on the NASDAQ Global Select Market on April 30, 2012.
(4)	This Registration Statement also covers the Series A Junior Participating Preferred Stock Purchase Rights issuable in accordance with the Stockholder Rights Agreement, dated October 25, 2007, between Ulta Salon, Cosmetics & Fragrance, Inc. and American Stock Transfer & Trust Company, as Rights Agent, which are presently attached to and trade with our common stock.

PROSPECTUS

11,201,970 Shares

Ulta Salon, Cosmetics & Fragrance, Inc.

Common Stock

This prospectus relates to up to 11,201,970 shares of our common stock, par value $0.01 per share, which may be offered for sale from time to time by the selling stockholders (or by their pledgees, donees, transferees, assignees or other successors-in-interest) named in this prospectus. The selling stockholders may sell the shares of common stock described in this prospectus in a number of different ways and at varying prices. We provide more information about how the selling stockholders may sell their shares of common stock in the section titled “Plan of Distribution” on page 12 of this prospectus. We will not receive any of the proceeds from the sale of the shares of common stock sold by the selling stockholders. We will pay all of the expenses incident to the registration of such shares, except that the selling stockholders will pay any applicable underwriting fees, discounts or commissions and transfer taxes.

Our common stock is traded on the NASDAQ Global Select Market under the symbol “ULTA.” On May 4, 2012, the closing price of our common stock was $87.49 per share.

Investing in our securities involves risks. See “Risk Factors” on page 4 of this prospectus. You should also review carefully any risk factors included in an applicable prospectus supplement and in the documents incorporated by reference into this prospectus for a discussion of risks that you should consider before investing in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 7, 2012

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic registration statement that we filed with the Securities and Exchange Commission, or SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act, using a “shelf” registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act. Under the shelf process, the selling stockholders (or their pledgees, donees, transferees, assignees or other successors-in-interest) may offer and sell, from time to time, an aggregate of up to 11,201,970 shares of our common stock under the prospectus. This prospectus only provides you with a general description of the securities that the selling stockholders may offer. Each time the selling stockholders sell securities, we will provide a prospectus supplement containing specific information about the selling stockholders and the terms on which they are offering and selling our common stock, if required. We may also add, update or change in a prospectus supplement any information contained in this prospectus. To the extent that any statement made in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement. You should read this prospectus and any accompanying prospectus supplement, as well as any post-effective amendments to the registration statement of which this prospectus is a part, together with the additional information described under “Where You Can Find More Information” and “Incorporation by Reference” before you make any investment decision.

You should rely only on the information contained in this prospectus or incorporated by reference in this prospectus or to which we have referred you, including any applicable prospectus supplement or free writing prospectus that we file with the SEC relating to this prospectus. Neither we nor the selling stockholders have authorized any dealer, salesman or other person to provide you with information different from that contained in this prospectus or additional information. This prospectus is offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since the date of this prospectus or any prospectus supplement or the date of any document incorporated by reference.

FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement, including the information we incorporate by reference herein or therein, contain “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, which reflect our current views with respect to, among other things, future events and financial performance. You can identify these forward-looking statements by the use of forward-looking words such as “outlook,” “believes,” “expects,” “plans,” “estimates,” or other comparable words. Any forward-looking statements contained in this prospectus and any accompanying prospectus supplement, including the information we incorporate by reference herein or therein, are based upon our historical performance and on current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. Such forward-looking statements are subject to various risks and uncertainties, which include, without limitation: the impact of weakness in the economy; changes in the overall level of consumer spending; changes in the wholesale cost of our products; the possibility that we may be unable to compete effectively in our highly competitive markets; the possibility that our continued opening of new stores could strain our resources and have a material adverse effect on our business and financial performance; the possibility that new store openings and existing locations may be impacted by developer or co-tenant issues; the possibility that the capacity of our distribution and order fulfillment infrastructure may not be adequate to support our recent growth and expected future growth plans; the possibility of material disruptions to our information systems; weather conditions that could negatively impact sales; and other risk factors detailed in our public filings with the SEC. You are urged to carefully review the disclosures we make concerning the risks, uncertainties and assumptions that may affect our business and operating results, including, but not limited to, the risks, uncertainties and assumptions set forth in our most recent Annual Report on Form 10-K under the captions “Risk Factors,” “Business,” “Legal Proceedings” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and any of those made in our other reports filed with the SEC. Please consider our forward-looking statements in light of those risks, uncertainties and assumptions as you read this prospectus.

Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent our management’s beliefs and assumptions only as of the date of the relevant document. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws and regulations.

THE COMPANY

Unless the context indicates otherwise, references in this prospectus to “Ulta,” “we,” “us,” “our” and “the Company” refer to Ulta Salon, Cosmetics & Fragrance, Inc.

We were founded in 1990 as a discount beauty retailer at a time when prestige, mass and salon products were sold through distinct channels – department stores for prestige products, drug stores and mass merchandisers for mass products, and salons and authorized retail outlets for professional hair care products. After extensive research, we recognized an opportunity to better satisfy how a woman wanted to shop for beauty products. This led to what we believe to be a unique retail approach that focuses on all aspects of how women prefer to shop for beauty products by combining one-stop shopping, a compelling value proposition and convenient locations, together with an uplifting specialty retail experience. While we are currently executing on the core elements of our business strategy, we plan to continually refine our approach in order to further enhance the shopping experience for our customers. We believe our strategy provides us with the competitive advantages that have contributed to our strong financial performance.

We are currently the largest beauty retailer that provides one-stop shopping for prestige, mass and salon products and salon services in the United States. We focus on providing affordable indulgence to our customers by combining one-stop shopping in convenient locations with the distinctive environment and experience of a specialty retailer. Key aspects of our business include:

One-Stop Shopping. Our customers can satisfy all of their beauty needs at Ulta. We offer a unique combination of over 20,000 prestige and mass beauty products organized by category in a bright, open store environment. The beauty products are arranged in self-service displays and full-service boutiques in a way that encourages our customers to play, touch, test, learn and explore. We believe we offer the widest selection of categories across prestige and mass cosmetics, fragrance, haircare, skincare, bath and body products and salon styling tools. We also offer a full-service salon and a wide range of salon haircare products in all of our stores.

Our Value Proposition. We believe our focus on delivering a compelling value proposition to our customers across all of our product categories is fundamental to our customer loyalty. For example, we run frequent promotions and coupons for our mass brands, gift-with-purchase offers and multi-product gift sets for our prestige brands, and a comprehensive customer loyalty program.

An Off-Mall Location. Our stores are predominately located in convenient, high-traffic locations such as power centers. Our typical store is approximately 10,000 square feet, including approximately 950 square feet dedicated to our full-service salon. Our displays, store design and open layout allow us the flexibility to respond to consumer trends and changes in our merchandising strategy.

We are a Delaware corporation. Our principal executive offices are located at 1000 Remington Blvd., Suite 120, Bolingbrook, Illinois 60440 and our main telephone number at that address is (630) 410-4800. We maintain a website at www.ulta.com. The information contained in, or that can be accessed through, our website is not part of this prospectus or any accompanying prospectus supplement.

We have registered over 30 trademarks in the United States and other countries. The majority of our trademark registrations contain the ULTA mark, including, Ulta Salon Cosmetics Fragrance (and design), Ulta.com, and Ulta Beauty and two related designs. All marks that are deemed material to our business have been applied for or registered in the United States and select foreign countries, including Canada. All service marks, trademarks and trade names referred to in this prospectus are the property of their respective owners. We do not intend our use or display of other parties’ service marks, trademarks or trade names to imply, and such use or display should not be construed to imply, a relationship with, or endorsement or sponsorship of us by these other parties.

RISK FACTORS

Investment in our common stock involves a high degree of risk. Before making an investment decision, you should carefully consider the specific risks described under the heading “Risk Factors” in any applicable prospectus supplement and under the caption “Risk Factors” in any of our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, which are incorporated herein by reference. Each of the risks described in these headings could adversely affect our business, financial condition, results of operations and prospects, and could result in a complete loss of your investment. For more information, see “Where You Can Find More Information” and “Incorporation by Reference.”

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the shares of our common stock by the selling stockholders.

DESCRIPTION OF CAPITAL STOCK

The following summary of the rights of our common stock and preferred stock is not complete and is subject to and qualified in its entirety by reference to our amended and restated certificate of incorporation, amended and restated bylaws, third amended and restated registration rights agreement and stockholder rights agreement, copies of which are incorporated by reference to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

Our authorized capital stock consists of 400,000,000 shares of common stock, par value $0.01 per share, and 70,000,000 shares of preferred stock in one or more series, par value $0.01 per share. Our board of directors may establish the rights and preferences of the preferred stock from time to time, without stockholder approval.

Common Stock

As of May 1, 2012, we had:

•	62,883,482 shares of common stock outstanding;

•	an aggregate of 15,757 shares of common stock reserved for issuance upon exercise of outstanding stock options granted under our Amended and Restated Restricted Stock Option Plan;

•	an aggregate of 176,507 shares of common stock reserved for issuance upon exercise of outstanding stock options granted under our 2002 Equity Incentive Plan;

•	an aggregate of 2,062,594 shares of common stock reserved for issuance upon exercise of outstanding stock options granted under our 2007 Incentive Award Plan;

•	an aggregate of 603,733 shares of common stock reserved for issuance upon exercise of outstanding stock options granted under our 2011 Incentive Award Plan;

•	an aggregate of 18,056 shares of common stock subject to restriction and forfeiture outstanding granted under our 2011 Incentive Award Plan; and

•	an aggregate of 5,059,147 shares of common stock reserved for issuance pursuant to future grants under our 2011 Incentive Award Plan.

Voting Rights

Holders of our common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Our amended and restated certificate of incorporation and amended and restated bylaws do not provide for cumulative voting rights. Because of this the holders of a majority of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they should so choose.

Dividends

Subject to limitations under Delaware law and preferences that may apply to any outstanding shares of preferred stock, holders of our common stock are entitled to receive ratably such dividends or other distributions, if any, as may be declared by our board of directors out of assets or funds legally available therefor.

Liquidation

In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all assets or funds remaining after payment of liabilities, subject to the liquidation preference of any outstanding preferred stock.

Rights and Preferences

Shares of common stock are not convertible into any other class of capital stock. Holders of shares of common stock are not entitled to preemptive or subscription rights and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences, and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of any shares of any series of preferred stock which we may designate in the future.

Fully Paid and Non-Assessable

All outstanding shares of our common stock are validly issued, fully paid and non-assessable.

Preferred Stock

As of May 1, 2012, we had no shares of preferred stock outstanding.

Under the terms of our amended and restated certificate of incorporation, our board of directors has the authority, without further action by the stockholders and subject to the limits imposed by the Delaware General Corporation Law, or the DGCL, to issue shares of preferred stock in one or more series and to designate the powers (including voting powers, if any), preferences, and rights of the shares of each such series and the qualifications, limitations, and restrictions thereof. The authority of the board of directors with respect to each series of preferred stock shall include, but not be limited to, determination of: (i) the number of shares constituting such series and the distinctive designation of that series; (ii) the dividend rate and rights; (iii) voting rights; (iv) conversion rights; (v) rights and terms of redemption (including sinking fund provisions, if any); (vi) liquidation preferences; and (vii) any other powers, preferences, rights, qualifications, limitations and restrictions of such series.

Stockholder Rights Agreement

On October 24, 2007, our board of directors adopted a stockholder rights agreement. Pursuant to this agreement, our board of directors declared a dividend distribution of one preferred stock purchase right for each outstanding share of our common stock to stockholders of record at the close of business on October 25, 2007. Each right entitles the registered holder thereof, after the rights become exercisable and until October 25, 2017 (or the earlier redemption, exchange or termination of the rights), to purchase from us one 1/1000th of a share of Series A Junior Participating Preferred Stock, or Series A share, at a price of $150.00, subject to certain anti-dilution adjustments. The preferred stock rights trade with, and not apart from, our common stock unless certain prescribed triggering events occur. The stockholder rights agreement is designed and implemented to enhance the ability of our board of directors to protect stockholder interests and to ensure that stockholders receive fair treatment in the event of any coercive takeover attempt. The stockholder rights agreement, however, is intended to discourage takeover attempts opposed by the board of directors, and may affect takeover attempts, including those that particular stockholders may deem in their best interests.

Registration Rights Agreement

Upon consummation of the Company’s initial public offering in 2007, the third amended and restated registration rights agreement, which we refer to as the Registration Rights Agreement, with certain of our stockholders became effective. Pursuant to this agreement, certain holders of “Conversion Registrable Securities” (which include shares of common stock issued upon the conversion of previously outstanding convertible preferred stock) may, at any time, subject to certain terms and conditions, require us to file with the SEC and cause to be declared effective a long-form registration statement on Form S-1 or a short-form registration on Form S-3 covering the resale of all shares of common stock held by such persons. Subject to the limitation that we will only be obligated to undertake an aggregate of three long-form registrations and three short-form registrations with respect to the Conversion Registrable Securities, we will be required to undertake such registration:

•

Upon the request of the holders of no less than a majority of Conversion Registrable Securities in the case of a long-form registration; provided, that the anticipated aggregate offering price of the Conversion Registrable Securities covered by such registration exceeds $20 million net of underwriting discounts and commissions; and

•

Upon the request of the holders of no less than 25% of Conversion Registrable Securities in the case of a short-form registration; provided, that the anticipated aggregate offering price of the Conversion Registrable Securities covered by such registration exceeds $5 million net of underwriting discounts and commissions.

Additionally, whenever we propose to register any of our common stock or other securities convertible or exchangeable into or exercisable for common stock, under the Securities Act, the holders of “Registrable Securities” will be entitled to customary “piggyback” registration rights, provided these shares may be excluded from the registration if they cause the number of shares in the offering to exceed the number of shares that the underwriters reasonably believe is compatible with the success of the offering. Other than underwriting discounts and commissions, we will pay all expenses relating to a demand or piggyback registration. We will also pay, or reimburse, the reasonable fees and disbursements of one counsel chosen by the holders of a majority of the “Registrable Securities” included in such registration.

Pursuant to the Registration Rights Agreement, Doublemousse B.V. and Moussetrap have exercised their rights to require us to register 11,029,471 and 92,892 shares of common stock, respectively, on a shelf registration statement, and, the registration statement of which this prospectus is a part satisfies our obligation with respect to these shares that may be offered by Doublemousse B.V. and Moussetrap under this prospectus. In addition, the Company is permitting the 79,607 shares of common stock held directly by Charles Heilbronn to be included in this registration statement. Following our receipt of the demand notice from Doublemousse B.V. and Moussetrap requesting us to file this registration statement, in accordance with the Registration Rights Agreement, we notified a holder of “Registrable Securities” of our intention to file this registration statement and gave such stockholder the right to “piggyback” and register shares of common stock owned by them on this registration statement. The holder of “Registrable Securities” elected not to exercise its “piggyback” registration rights. See “Selling Stockholders” for more information on the selling stockholders.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is the American Stock Transfer & Trust Company.

Nasdaq Global Select Market

Our common stock is listed for trading on the NASDAQ Global Select Market under the symbol “ULTA”.

Delaware Takeover Statute

We are subject to Section 203 of the DGCL. This statute regulating corporate takeovers prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for three years following the date that the stockholder became an interested stockholder, unless:

•

prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (a) shares owned by persons who are directors and also officers and (b) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

on or subsequent to the date of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines a business combination to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

•	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

Amended and Restated Certificate of Incorporation and Amended and Restated Bylaw Provisions

Provisions of our amended and restated certificate of incorporation and amended and restated bylaws may have the effect of making it more difficult for a third party to acquire, or discourage a third party from attempting to acquire, control of our company by means of a tender offer, a proxy contest or otherwise. These provisions may also make the removal of incumbent officers and directors more difficult. These provisions are intended to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to first negotiate with us. These provisions could also limit the price that investors might be willing to pay in the future for shares of our common stock. These provisions may make it more difficult for stockholders to take specific corporate actions and could have the effect of delaying or preventing a change in our control. The amendment of any of these anti-takeover provisions would require approval by holders of at least 66 2/3% of our outstanding common stock entitled to vote on such amendment.

In particular, our amended and restated certificate of incorporation and amended and restated bylaws provide for the following:

Staggered Board of Directors

Our board of directors is divided into three classes of the same or nearly the same number of directors, each serving staggered three-year terms, which means that only one class of directors may be elected at each annual meeting or special meeting in lieu of such annual meeting. These provisions may make the removal of incumbent directors difficult and may discourage third parties from attempting to circumvent the anti-takeover effects of our amended and restated certificate of incorporation and amended and restated bylaws by removing our incumbent directors.

Removal of Directors, Vacancies

Directors or the entire board of directors may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of 66 2/3% of voting power of the shares of stock of the Company then entitled to vote at an election of directors. Vacancies on our board of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Each director so chosen shall hold office until the next annual election of directors and until such director’s successor is duly elected and qualified, or until such director’s earlier resignation or removal.

No Cumulative Voting

Delaware law provides that stockholders are not entitled to the right to cumulative votes in the election of directors unless our amended and restated certificate of incorporation provides otherwise. Our amended and restated certificate of incorporation does not expressly provide for cumulative voting.

No Written Consent of Stockholders

Any action to be taken by our stockholders must be effected at a duly called annual or special meeting and may not be effected by written consent.

Special Meetings of Stockholders

Special meetings of our stockholders may be called only by a majority of the entire board of directors, or by either the Chairman or the President of the Company.

Advance Notice Requirement

Stockholder proposals to be brought before an annual meeting of our stockholders must comply with advance notice procedures. These advance notice procedures require timely notice and apply in several situations, including stockholder proposals relating to the nomination of persons for election to the board of directors. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year.

Amendment

In order to amend the provisions of our amended and restated certificate of incorporation and amended and restated bylaws that are described above in this section, the approval of not less than 66 2/3% of the votes entitled to be cast by the holders of all the then outstanding shares of stock then entitled to vote generally in the election of directors, voting together as a single class. These provisions make it more difficult to circumvent the anti-takeover provisions of our amended and restated certificate of incorporation and our amended and restated bylaws.

Issuance of Designated Preferred Stock

Our board of directors is authorized to issue, without further action by the stockholders, up to 70,000,000 shares of designated preferred stock with rights and preferences, including voting rights, designated from time to time by the board of directors. We currently have 400,000 shares of preferred stock designated as

Series A Junior Participating Preferred Stock. As of the date of this prospectus, we did not have any shares of preferred stock outstanding. The existence of authorized but unissued shares of preferred stock enables our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise.

Limitation of Liability and Indemnification of Executive Officers and Directors

Delaware law authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties. Our amended and restated certificate of incorporation provides that we shall indemnify our directors against liability to the corporation or stockholders to the fullest extent permissible under the DGCL. Our amended and restated bylaws provide that we shall indemnify our directors, officers and those serving at the request of the corporation to the fullest extent permissible under the DGCL, including in circumstances in which indemnification is otherwise discretionary under the DGCL. We also maintain director and officer liability insurance. These indemnification provisions are sufficiently broad to permit indemnification of our officers and directors for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.

The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.

SELLING STOCKHOLDERS

The following table provides the names of the selling stockholders and the number of shares of our common stock offered by them under this prospectus. The shares offered by this prospectus may be offered from time to time by the selling stockholders (or their pledgees, donees, transferees, assignees or other successors-in-interest) listed below. The selling stockholders are not obligated to sell any of the shares of common stock offered by this prospectus. The information regarding shares beneficially owned after the offering assumes the sale of all shares offered by the selling stockholders.

Except as indicated by footnote below or otherwise disclosed in this prospectus, the selling stockholders do not have any position, office or other material relationship with us or any of our affiliates, nor have they had any position, office or material relationship with us or any of our affiliates within the past three years. None of the selling stockholders are broker-dealers or affiliates of broker-dealers.

Information with respect to beneficial ownership has been furnished to us by or on behalf of the selling stockholders and may change from time to time. Beneficial ownership is determined in accordance with the rules of the SEC. Except as indicated by footnote below, to our knowledge, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by such persons. The percentage of shares beneficially owned prior to the offering is based on 62,883,482 shares of common stock outstanding as of May 1, 2012.

	Shares Beneficially Owned Before the Offering		Maximum Number of Shares Being Offered	Shares Beneficially Owned After the Offering
Name	Number	Percent		Number	Percent
Doublemousse B.V. (1)	11,029,471	17.5%	11,029,471	—	—
Moussetrap (2)	92,892	*	92,892	—	—
Charles Heilbronn (3)	11,201,970	17.8%	11,201,970	—	—

*	Represents less than 1%.

(1)	The shares are indirectly beneficially owned by (a) Chanel International B.V., the parent company of Doublemousse, and (b) Charles Heilbronn, who has been granted a power of attorney and proxy to exercise voting and investment power with respect to the shares. Mr. Heilbronn disclaims beneficial ownership of all such shares except to the extent of his pecuniary interest therein. Doublemousse is party to the Third Amended and Restated Registration Rights Agreement, dated July 18, 2007, between the Company and the stockholders set forth on the signature pages thereto. The address of Doublemousse is Boerhaavelaan 22, 2713 HX Zoetermeer, The Netherlands.

(2)

The shares are indirectly beneficially owned by Mr. Heilbronn, who is the sole stockholder of one of Moussetrap’s general partners, Mousseless Inc. Mr. Heilbronn disclaims beneficial ownership of all such shares except to the extent of his pecuniary interest therein. The address of Moussetrap is 9 West 57th Street, New York, NY 10019.

(3)

Of the 11,201,970 shares of common stock shown as beneficially owned by Mr. Heilbronn, Mr. Heilbronn holds 79,607 shares directly and is deemed to beneficially own all 11,029,471 shares of common stock held by Doublemousse B.V. and 92,892 shares of common stock held by Moussetrap. Mr. Heilbronn has sole voting power and sole investment power with respect to the 79,607 shares he holds directly, and he has been granted a power of attorney and proxy to exercise voting and investment power with respect to all of the shares shown as beneficially owned by Doublemousse B.V. Pursuant to this authority, Mr. Heilbronn makes all voting and investment decisions with respect to all such shares and may be deemed to beneficially own all such shares. As the sole stockholder of one of Moussetrap’s general partners, Mousseless Inc., Mr. Heilbronn may be deemed to beneficially own all of Moussetrap’s shares. Mr. Heilbronn disclaims beneficial ownership of all such shares except to the extent of his pecuniary interest therein. Mr. Heilbronn is a member of the board of directors of the

Company and has served as a director since 1995. Additionally, Mr. Heilbronn is party to the Third Amended and Restated Registration Rights Agreement, dated July 18, 2007, between the Company and the stockholders set forth on the signature pages thereto. The address of Mr. Heilbronn is 9 West 57th Street, New York, NY 10019.

PLAN OF DISTRIBUTION

The selling stockholders (including their pledgees, donees, transferees, assignees or other successors-in-interest) may sell the shares from time to time on any stock exchange or automated interdealer quotation system on which the shares are listed, in the over-the-counter market, in privately negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at prices otherwise negotiated. The selling stockholders may sell the shares by one or more of the following methods, without limitation:

(a) block trades in which the broker or dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

(b) purchases by a broker or dealer as principal and resale by the broker or dealer for its own account;

(c) an exchange distribution in accordance with the rules of any stock exchange on which the shares are listed;

(d) ordinary brokerage transactions and transactions in which the broker solicits purchases;

(e) by pledge to secure debts or other obligations;

(f) underwritten offerings;

(g) directly to institutional investors;

(h) through agents to the public or to institutional investors;

(i) privately negotiated transactions;

(j) through the distribution of the shares by any selling stockholder to its partners, members or stockholders;

(k) any combination of any of these methods of sale; or

(l) by any other legally available means, including short sales or through the issuance of derivative securities, including warrants, exchangeable securities, forward delivery contracts and the writing of options on the shares, whether or not the options are listed on an options exchange.

The selling stockholders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the shares. These brokers or dealers may act as principals, or as an agent of the selling stockholders. Broker-dealers may agree with the selling stockholders to sell a specified number of the shares at a stipulated price per share. If the broker-dealer is unable to sell shares acting as agent for the selling stockholders, it may purchase as principal any unsold shares at the stipulated price. Broker-dealers who acquire shares as principals may thereafter resell the shares from time to time in transactions on any stock exchange or automated interdealer quotation system on which the shares are then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above. The selling stockholders may also sell the shares in accordance with Rule 144 under the Securities Act, rather than pursuant to this prospectus, regardless of whether the shares are covered by this prospectus. The selling stockholders have advised us that none of their affiliates are brokers or dealers registered with the SEC but to the extent the affiliates of the selling stockholders become brokers or dealers registered with the SEC, none of them will act as a broker or dealer in effecting sales of the shares covered by this prospectus, unless permitted to do so pursuant to advice received from the Financial Industry Regulatory Authority, Inc., or FINRA.

To the extent required under the Securities Act, the aggregate amount of the selling stockholders’ shares being offered and the terms of the offering, the names of any agents, brokers, dealers or underwriters and any applicable commission with respect to a particular offer will be set forth in an accompanying prospectus supplement. Any underwriters, dealers, brokers or agents participating in the distribution of the shares may receive compensation in the form of underwriting discounts, concessions, commissions or fees from a selling stockholder and/or purchasers of selling stockholder’s shares for whom they may act (which compensation as to a particular broker-dealer might be in excess of customary brokerage commissions). Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers or agents may be changed from time to time.

The selling stockholders and any underwriters, brokers, dealers or agents that participate in the distribution of the shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any discounts, concessions, commissions or fees received by them and any profit on the resale of the shares sold by them may be deemed to be underwriting discounts and commissions.

In any event, the aggregate amount of compensation in the form of underwriting discounts, concessions, commissions or fees and any profit on the resale of shares by the selling stockholders that may be deemed to be underwriting compensation pursuant to FINRA Rule 5110 will not exceed 8% of the gross proceeds of this offering to the selling stockholders.

Our common stock is listed on the NASDAQ Global Select Market under the symbol “ULTA”.

The selling stockholders may loan or pledge the shares offered hereby to a broker-dealer and the broker-dealer may sell the shares offered hereby so loaned or upon a default may sell or otherwise transfer the pledged shares offered hereby.

We have agreed to indemnify in certain circumstances the selling stockholders and any underwriters of the shares covered by the registration statement, against certain liabilities, including liabilities under the Securities Act. The selling stockholders have agreed to indemnify us in certain circumstances against certain liabilities, including liabilities under the Securities Act up to the net amount received by such selling stockholder from the sale of securities covered by such registration statement.

The shares offered hereby were originally issued to the selling stockholders pursuant to an exemption from the registration requirements of the Securities Act. The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of our common stock and activities of the selling stockholders. We will not receive any proceeds from sales of any shares by the selling stockholders. We will pay all of the expenses incident to the registration of such shares, other than underwriting fees, discounts or commissions and transfer taxes. We cannot assure you that the selling stockholders will sell all or any portion of the shares offered hereby.

We have agreed to use our best efforts to keep the registration statement of which this prospectus is a part effective until such time as any shares of common stock covered hereby have been sold.

LEGAL MATTERS

The validity of the shares offered by this prospectus will be passed upon for us by Latham & Watkins LLP, Chicago, Illinois.

EXPERTS

The financial statements of Ulta Salon, Cosmetics & Fragrance, Inc. appearing in Ulta Salon, Cosmetics & Fragrance, Inc.’s Annual Report (Form 10-K) for the fiscal year ended January 28, 2012, and the effectiveness of Ulta Salon, Cosmetics & Fragrance, Inc.’s internal control over financial reporting as of January 28, 2012, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act, and file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, proxy statements and other information we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. You may also access filed documents at the SEC’s web site at www.sec.gov.

This prospectus is part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act. Pursuant to the SEC rules, this prospectus, which forms a part of the registration statement, does not contain all of the information in such registration statement. You may read or obtain a copy of the registration statement, including exhibits, from the SEC in the manner described above.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents instead of having to repeat this information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the termination of the offering; provided, however, that we are not incorporating any information furnished under any of Item 2.02 or Item 7.01 of any current report on Form 8-K:

•	our Annual Report on Form 10-K for the fiscal year ended January 28, 2012, filed with the SEC on March 28, 2012;

•	our Proxy Statement on Schedule 14A for the annual stockholders’ meeting to be held on May 31, 2012, filed with the SEC on April 20, 2012;

•	our Current Reports on Form 8-K filed with the SEC on February 17, 2012 and March 8, 2012;

•

the description of our common stock, par value $0.01 per share, contained in our registration statement on Form 8-A filed with the SEC on October 24, 2007, including any amendments or reports filed for the purpose of updating the description; and

•

the description of our Series A Junior Participating Preferred Stock Purchase Rights contained in our registration statement on Form 8-A filed with the SEC on October 24, 2007, including any amendments or reports filed for the purpose of updating the description.

Any statement incorporated herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing to us or telephoning us at the address and telephone number set forth below.

Ulta Salon, Cosmetics & Fragrance, Inc

Attn: Investor Relations

1000 Remington Blvd., Suite 120

Bolingbrook, Illinois 60440

(630) 410-4800

You may also access all of the documents above and incorporated by reference into this prospectus free of charge at our website www.ulta.com. The reference to our website does not constitute incorporation by reference of the information contained on such website.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. Other Expenses of Issuance and Distribution.

The following table sets forth our best estimate as to the anticipated costs and expenses, other than underwriting discounts and commissions, expected to be paid by us in connection with a distribution of shares registered hereby. All amounts are estimates except for the SEC registration fee:

SEC registration fee	$113,881
Printing and engraving expenses	(1)
Legal fees and expenses	(1)
Accounting fees and expenses	(1)
Transfer Agent fees and expenses	(1)
Miscellaneous	(1)

Total	(1)

(1)	These fees and expenses are calculated based on the number of issuances and amount of shares offered and accordingly cannot be estimated at this time. An estimate of the aggregate fees and expenses in connection with the sale and distribution of the shares offered will be included in the applicable prospectus supplement.

ITEM 15. Indemnification of Directors and Officers.

Section 102 of the DGCL allows a corporation to limit or eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

Section 145 of the DGCL provides, among other things, that we may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding—other than an action by or in the right of Ulta—by reason of the fact that the person is or was a director, officer, agent, or employee of Ulta, or is or was serving at our request as a director, officer, agent or employee of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding. The power to indemnify applies (a) if such person is successful on the merits or otherwise in defense of any action, suit or proceeding or (b) if such person acting in good faith and in a manner he reasonably believed to be in the best interest, or not opposed to the best interest, of Ulta, and with respect to any criminal action or proceeding had no reasonable cause to believe his or her conduct was unlawful. The power to indemnify applies to actions brought by or in the right of Ulta as well but only to the extent of defense expenses, including attorneys’ fees but excluding amounts paid in settlement, actually and reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of liability to Ulta, unless the court believes that in light of all the circumstances indemnification should apply.

Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

The above provisions of the DGCL are nonexclusive.

Our amended and restated certificate of incorporation provides that we shall indemnify our directors against liability to the corporation or stockholders to the fullest extent permissible under the DGCL. Our amended and restated bylaws provide that we shall indemnify our directors, officers and those serving at the request of the corporation to the fullest extent permissible under the DGCL, including in circumstances in which indemnification is otherwise discretionary under the DGCL. We also maintain director and officer liability insurance. These indemnification provisions are sufficiently broad to permit indemnification of our officers and directors for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.

The selling stockholders have agreed to indemnify us in certain circumstances against certain liabilities, including liabilities under the Securities Act, including liabilities under the Securities Act up to the net amount received by such selling stockholder from the sale of securities covered by such registration statement.

The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.

See also the undertakings set out in response to Item 17.

ITEM 16. Exhibits.

(a) Exhibits.

3.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 (File No. 333-144405) filed with the Securities and Exchange Commission on August 17, 2007).

3.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1 (File No. 333-144405) filed with the Securities and Exchange Commission on August 17, 2007).

4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1 (File No. 333-144405) filed with the Securities and Exchange Commission on October 11, 2007).

4.2	Third Amended and Restated Registration Rights Agreement between Ulta Salon, Cosmetics & Fragrance, Inc. and the stockholders party thereto (incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-1 (File No. 333-144405) filed with the Securities and Exchange Commission on August 17, 2007).

4.3	Stockholder Rights Agreement (incorporated by reference to Exhibit 4.4 to the Company’s Registration Statement on Form S-1 (File No. 333-144405) filed with the Securities and Exchange Commission on August 17, 2007).

5.1*	Opinion of Latham & Watkins LLP.

23.1*	Consent of Independent Registered Public Accounting Firm.

23.3*	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page hereto).

*	Filed herewith

ITEM 17. Undertakings.

We hereby undertake:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by us pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) each prospectus filed by us pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or a prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

5. That, for the purpose of determining our liability under the Securities Act to any purchaser in the initial distribution of the securities, we undertake that in a primary offering of our securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, we will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of ours relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of us or used or referred to by us;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about us or our securities provided by or on behalf of us; and

(iv) any other communication that is an offer in the offering made by us to the purchaser.

We hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of our annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, Ulta Salon, Cosmetics & Fragrance, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Bolingbrook, State of Illinois, on May 7, 2012.

ULTA SALON, COSMETICS & FRAGRANCE, INC.

By:	/s/ Gregg R. Bodnar
Gregg R. Bodnar
Chief Financial Officer and Assistant Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Gregg R. Bodnar and Robert S. Guttman, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this registration statement, including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Carl S. Rubin Carl S. Rubin	President, Chief Executive Officer and Director (Principal Executive Officer)	May 7, 2012

/s/ Gregg R. Bodnar Gregg R. Bodnar	Chief Financial Officer and Assistant Secretary (Principal Financial and Accounting Officer)	May 7, 2012

/s/ Dennis K. Eck Dennis K. Eck	Chairman of the Board of Directors	May 7, 2012

/s/ Robert F. DiRomualdo Robert F. DiRomualdo	Director	May 7, 2012

/s/ Lorna E. Nagler Lorna E. Nagler	Director	May 7, 2012

/s/ Catherine A. Halligan Catherine A. Halligan	Director	May 7, 2012

/s/ Charles Heilbronn Charles Heilbronn	Director	May 7, 2012

/s/ Charles J. Philippin Charles J. Philippin	Director	May 7, 2012

/s/ Kenneth T. Stevens Kenneth T. Stevens	Director	May 7, 2012

INDEX TO EXHIBITS

3.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 (File No. 333-144405) filed with the Securities and Exchange Commission on August 17, 2007).

3.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1 (File No. 333-144405) filed with the Securities and Exchange Commission on August 17, 2007).

4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1 (File No. 333-144405) filed with the Securities and Exchange Commission on October 11, 2007).

4.2	Third Amended and Restated Registration Rights Agreement between Ulta Salon, Cosmetics & Fragrance, Inc. and the stockholders party thereto (incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-1 (File No. 333-144405) filed with the Securities and Exchange Commission on August 17, 2007).

4.3	Stockholder Rights Agreement (incorporated by reference to Exhibit 4.4 to the Company’s Registration Statement on Form S-1 (File No. 333-144405) filed with the Securities and Exchange Commission on August 17, 2007).

5.1*	Opinion of Latham & Watkins LLP.

23.1*	Consent of Independent Registered Public Accounting Firm.

23.3*	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page hereto).

*	Filed herewith